S.W. LAM, INC. REPORTS RESULTS FOR THREE AND NINE
                         MONTHS ENDED DECEMBER 31, 2001


HONG KONG, March 22, 2002, S.W. Lam, Inc. (the "Company") (OTCBB: CHRM) today reported unaudited consolidated financial results for the three and nine months ended December 31, 2001.

The Company reported net income of $301,000 for the three months, and $1,172,000 for the nine months, ended December 31, 2001 as compared to a net income of $805,000 for the three months, and a loss of $6.7 million for the nine months, ended December 31, 2000.

The results reflect the  reclassification  of Hang Fung Gold Technology  Limited
("Hang Fung Gold"), the Company's principal operating subsidiary, as an affiliate as of August 23, 2001 as a result of an acquisition and issuance of shares by Hang Fung Gold which reduced the Company's ownership interest to less than 50%. As a result of the reclassification of Hang Fung Gold, the Company reports its proportionate interest in the operating results of Hang Fung Gold as a single line entry.

Included with this release is a copy of a press release issued by Hang Fung Gold in Hong Kong setting out its operating results for the three and nine months ended December 31, 2001.

S.W. Lam, Inc., through its affiliate, Hang Fung Gold, is a Hong Kong-based designer, manufacturer and marketer of a broad range of gold products, other precious metal products and jewelry products.

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                                                  S.W. LAM, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (US$,000, except per share data)
                                                    (Unaudited)

                                               Three Months Ended              Nine Months Ended
                                                  December 31,                    December 31,
                                          ----------------------------    ----------------------------
                                               2000            2001            2000            2001
                                          ------------    ------------    ------------    ------------
Total revenues                            $          0    $          0    $     43,502    $          0

Cost of sales and services                           0               0         (35,175)              0
                                          ------------    ------------    ------------    ------------

        Gross profit                                 0               0           8,327               0

Selling, general and
  administrative expenses                           (6)            (16)         (3,734)            (47)
Interest expenses, net                               0               0            (508)              0
Loss on dilution of equity interests
 in subsidiaries                                     0               0          (1,157)              0
Share of profit (loss) of affiliates               892             356          (7,413)          1,355
                                          ------------    ------------    ------------    ------------

Income (loss) before income taxes
  and minority interests                           886             340          (4,485)          1,308

Provision for income taxes                         (81)            (39)           (421)           (136)
                                          ------------    ------------    ------------    ------------

Income (loss) before minority interests            805             301          (4,906)          1,172

Minority interests                                   0               0          (1,785)              0
                                          ------------    ------------    ------------    ------------

Net income (loss)                         $        805    $        301    $     (6,691)   $      1,172
                                          ============    ============    ============    ============

Basic income (loss) per share             $       0.06    $       0.02    $      (0.52)   $       0.09
                                          ============    ============    ============    ============

Weighted average shares
  outstanding                               12,800,000      12,865,000      12,800,000      12,865,000
                                          ============    ============    ============    ============

Contact: Issac Choi -- S.W. Lam, Inc.
         011 852 2362 3034